Reed Smith LLP
599 Lexington Avenue
New York, NY 10022-7650
212.521.5400
Fax 212.521.5450

May 17, 2007

YTB International, Inc.
1901 East Edwardsville Road
Wood River, IL 62095

Ladies and Gentlemen:

We have served as counsel to YTB International, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company of its Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of (i) 9,650,009 shares of the Company’s common stock, $0.001 par value (“Common Stock”), issued to the Company’s Independent Marketing Representatives pursuant to a special one-time grant effective as of January 2, 2007 (the “2007 IMR Restricted Stock Award Plan”) and (ii) 5,000,000 shares of Common Stock issued or issuable from time to time (whether upon the exercise of stock options or other convertible securities or otherwise) under the YTB International, Inc. 2004 Stock Option and Restricted Stock Plan (the “2004 Plan,” and together with the 2007 IMR Restricted Stock Award Plan, the “Plans”).

We have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that the shares of Common Stock issued or issuable pursuant to the Plans, when issued, delivered and sold in accordance with the terms of the Plans and the stock options and other grant instruments entered into pursuant thereto, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. By filing this consent we do not admit that we come within the categories of persons whose consent is required under the rules and regulations of the Securities and Exchange Commission.

Respectfully submitted, /s/ REED SMITH LLP REED SMITH LLP

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